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Exhibit 23.3

CONSENT OF RYDER SCOTT COMPANY

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        As independent petroleum engineers, we hereby consent to the incorporation by reference of our report included in this Form 10-K, into Tom Brown, Inc.'s previously filed Registration Statements on Form S-8 Nos. 33-42991, 33-60191, 33-60842, 333-13157, 333-30069, 333-42011, 333-56577, 333-69353, 333-89031, 333-89033, 333-31426, 333-57814, 333-74268 and 333-106596, and No. 333-104896 on Form S-3.

/s/ RYDER SCOTT COMPANY, L.P.

March 11, 2004

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CONSENT OF RYDER SCOTT COMPANY